Exhibit 4.3

Execution Version

CONTINENTAL AIRLINES, INC.,

AS ISSUER,

TO

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

AS TRUSTEE

FOURTH SUPPLEMENTAL INDENTURE

DATED AS OF OCTOBER 1, 2010

SUPPLEMENTING AND AMENDING THE INDENTURE

DATED AS OF JULY 15, 1997

THIS FOURTH SUPPLEMENTAL INDENTURE, dated as of October 1, 2010, (hereinafter called the “Fourth Supplemental Indenture”), is by and among CONTINENTAL AIRLINES, INC., a Delaware corporation (hereinafter called the “Company”), UNITED CONTINENTAL HOLDINGS, INC., a Delaware corporation (hereinafter called “UAL”) formerly known as UAL Corporation, and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association duly organized and existing under the laws of the United States of America, as successor to J.P. Morgan Trust Company, National Association, as successor to Bank One, N.A. (hereinafter called the “Trustee”).

WHEREAS, the Company and the Trustee are parties to an Indenture, dated as of July 15, 1997 (the “Original Indenture”), relating to the issuance from time to time by the Company of its Securities on terms to be specified at the time of issuance, as supplemented and amended by the First Supplemental Indenture, dated as of January 23, 2002 (the “First Supplemental Indenture”),the Second Supplemental Indenture, dated as of November 13, 2006 (the “Second Supplemental Indenture”) and the Third Supplemental Indenture, dated as of December 11, 2009 (the “Third Supplemental Indenture”);

WHEREAS, the Company has issued and sold 4.5% Convertible Notes due 2015 (the “2015 Notes”) pursuant to the Third Supplemental Indenture;

WHEREAS, the Company is a party to that certain Agreement and Plan of Merger with UAL Corporation and JT Merger Sub Inc., dated as of May 2, 2010 (the “Merger Agreement”), whereby, at the effective time of the transactions contemplated therein (the “Effective Time”), JT Merger Sub Inc. was merged with and into the Company, each share of the Company’s Class B common stock, par value $0.01 per share, was converted into 1.05 shares of common stock, par value $0.01 per share, of UAL (the “UAL Common Stock”) and the Company is continuing as the surviving corporation and as a wholly-owned subsidiary of UAL (collectively referred to herein as the “Merger”);

WHEREAS, the Merger constitutes a Business Combination within the meaning of Section 8.14 of the Third Supplemental Indenture;

WHEREAS, the Company and UAL have duly authorized the execution and delivery of this Fourth Supplemental Indenture;

WHEREAS, the Company has furnished the Trustee with an Opinion of Counsel in accordance with Section 8.4 of the Original Indenture and an Officer’s Certificate, stating that the execution of this Fourth Supplemental Indenture is authorized or permitted by the Original Indenture, and has delivered to the Trustee a Board Resolution authorizing the execution and delivery of this Fourth Supplemental Indenture;

WHEREAS, all things necessary to make this Fourth Supplemental Indenture a valid agreement of the Company, UAL and the Trustee and a valid amendment of, and supplement to, the Original Indenture have been done. The entry into this Fourth Supplemental Indenture by the parties hereto is in all respects authorized by the provisions of the Original Indenture;

NOW THEREFORE:

It is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the 2015 Notes, as follows:

ARTICLE I

RELATION TO ORIGINAL INDENTURE AND THIRD SUPPLEMENTAL

INDENTURE;

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1 Definitions. For all purposes of the Original Indenture, the Third Supplemental Indenture and this Fourth Supplemental Indenture as they relate to the 2015 Notes, except as otherwise expressly provided or unless the context otherwise requires:

(a)	capitalized terms used but not defined herein are used as they are defined in the Original Indenture, as amended and supplemented by the Third Supplemental Indenture;

(b)	the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Fourth Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision.

ARTICLE II

CONVERSION INTO COMMON STOCK OF UCH

Section 2.1 Effect of Merger. In accordance with Section 8.14 of the Third Supplemental Indenture, from and after the Effective Time of the Merger, the right to receive Common Stock (as defined in the Third Supplemental Indenture) upon conversion of the 2015 Notes will be changed into the right to receive, in lieu of such Common Stock, the amount of UAL Common Stock that such Holder of 2015 Notes would have been entitled to receive with respect to such Common Stock upon consummation of the Merger if such Holder had converted the 2015 Notes into Common Stock immediately prior to the consummation of the Merger.

ARTICLE III

MISCELLANEOUS

Section 3.1 Concerning the Trustee; Force Majeure. The Trustee assumes no duties, responsibilities or liabilities by reason of this Fourth Supplemental Indenture other than as set forth in the Original Indenture as amended and supplemented by the Third Supplemental Indenture. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Fourth Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company and UAL.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 3.2 Supplemental Indenture Controls. In the event of a conflict or inconsistency between the Original Indenture, as amended and supplemented by the Third Supplemental Indenture, on the one hand, and this Fourth Supplemental Indenture, on the other hand, the provisions of this Fourth Supplemental Indenture shall control.

Section 3.3 Governing Law. THIS FOURTH SUPPLEMENTAL INDENTURE AND THE 2015 NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 3.4 Multiple Originals. The parties may sign any number of copies of this Fourth Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One originally signed copy is enough to prove this Fourth Supplemental Indenture.

Section 3.5 Confirmation of Indenture. The Original Indenture, as supplemented and amended by the Third Supplemental Indenture and this Fourth Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed by the Company and the Trustee. UAL hereby agrees to be bound by the provisions of Section 2.1 of this Fourth Supplemental Indenture. For the avoidance of doubt, UAL does not assume any obligations of the Company, as supplemented and amended by the Third Supplemental Indenture and this Fourth Supplemental Indenture, other than as expressly provided for in this Section 3.5.

Section 3.6 Headings and Table of Contents. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

IN WITNESS WHEREOF, the undersigned, being duly authorized, have executed this Fourth Supplemental Indenture on behalf of the respective parties hereto as of the date first above written.

CONTINENTAL AIRLINES, INC.

By:	/s/ Gerald Laderman

Name: Gerald Laderman
Title: Senior Vice President – Finance & Treasurer

Attest:

/s/ Gerald W. Clanton
Name: Gerald W. Clanton
Title: Assistant Corporate Secretary

CAL Signature Page

Fourth Supplemental Indenture for 2015 Notes

UNITED CONTINENTAL HOLDINGS, INC.

By:	/s/ Zane Rowe

Name: Zane Rowe
Title: Executive Vice President & Chief Financial Officer

Attest:

/s/ Gerald W. Clanton
Name: Gerald W. Clanton
Title: Assistant Corporate Secretary

UAL Signature Page

Fourth Supplemental Indenture for 2015 Notes

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

By:	/s/ Rafael Martinez

Name: Rafael Martinez
Title: Senior Associate

Trustee Signature Page

Fourth Supplemental Indenture for 2015 Notes